SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: October 12, 2004
                Date of Earliest Event Reported: October 5, 2004

                         WORLD WASTE TECHNOLOGIES, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                   California
                 (State or Other Jurisdiction of Incorporation)

        1-11476                                        95-3977501
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(Commission File Number)                   (I.R.S.  Employer Identification No.)

13520 Evening Creek Drive, Suite 130, San Diego, California            92128
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        (Address of Principal Executive Offices)                     (Zip Code)

                                 (858) 391-3400
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement

On October 5, 2004, World Waste Technologies, Inc. ("WWT") entered into an agreement with Reid and Simi Jilek ("Jileks") settling litigation brought by the Jileks against WWT, two of its subsidiaries, two of its officers, one of its affiliates and a third party in December 2003. Pursuant to this settlement, WWT has agreed to pay the Jileks a total of $150,000 over the next twelve months. The Jileks have also agreed to dismiss their claims against all defendants with prejudice.

On October 12, 2004, in connection with a private placement of securities in which World Waste Technologies, Inc. ("WWT") raised gross proceeds of $710,000, WWT entered into a Subscription Agreement, a Registration Rights Agreement and a Warrant Agreement with four accredited investors (the "Investors"). Under the terms of the Subscription Agreement, WWT issued the unregistered securities described in Items 3.02 at a purchase price of $2.50 per Unit. See Item 3.02 of this Current Report on Form 8-K, which is incorporated by reference into this
Item 1.01.

Under the Registration Rights Agreement, WWT has agreed to register sales by the Investors and the Investors' transferees of the shares acquired by the Investors in this private placement, under the Securities Act of 1933, as amended. Subject to limitations specified in this agreement, these registration rights include:

      o an unlimited number of piggyback registration rights that require WWT to register sales of a holder's shares when it undertakes a public offering and certain other types of offerings, subject to the discretion of the managing underwriter of the offering, if any, to decrease the amount that holders may register; and

      o within ninety (90) days of the closing of the private placement, WWT's agreement to use its commercially reasonable efforts to file and prepare a registration statement on Form SB-2 or Form S-3 to register the resale of the holder's shares.

WWT has agreed to bear all registration expenses if these registration rights are exercised, other than the fees of more than one legal counsel to the holders, legal fees in excess of $10,000, and any underwriting fees, discounts and commissions, all of which expenses will be borne by the holders. These registration rights terminate as to a holder's shares when that holder is able to sell those shares in a three month period pursuant to Rule 144 of the Securities Act of 1933.

The Warrant Agreement and the Warrant (the "Warrants") require, upon exercise, WWT to issue up to 71,000 shares of Common Stock. The Warrants expire five years after the sale of the Units and are exercisable at $0.01 per share, subject to adjustment.

Item 3.02. Unregistered Sales of Equity Securities.

On October 12, 2004, WWT sold 284,000 Units, each Unit is comprised of one (1) share of common stock of WWT ("Common Stock") and Warrants exercisable for 0.25 shares of Common Stock in a private transaction to four accredited investors. The consideration paid for the Units was $2.50 per Unit, for aggregate gross proceeds to WWT of $710,000. A commission of $71,000 and warrants to purchase up to 35,500 shares of WWT common stock, exercisable for seven years at an exercise price of $2.50 per share for the placement of the Units was paid to Chadbourn Securities, Inc., an NASD broker dealer, and Laird Q. Cagan, a significant shareholder of WWT and a registered representative of Chadbourn Securities, Inc. (collectively, the "Placement Agent") in connection with the private placement.

The Warrants are exercisable for five years at an exercise price of $0.01 per share.

WWT issued and sold the foregoing securities pursuant to certain exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) and Section 4(6) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits (c) Exhibits.

The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.     Description
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   10.1         Subscription Agreement
   10.2         Registration Rights Agreement
   10.3         Warrant Agreement and Warrant

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        WORLD WASTE TECHNOLOGIES, INC.

                                        By: /s/ Thomas L. Collins
                                           -------------------------------------
                                           Thomas L. Collins
                                           Chief Executive Officer

Date: October 12, 2004

                                  EXHIBIT INDEX

Exhibit No.     Description
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   10.1         Subscription Agreement
   10.2         Registration Rights Agreement
   10.3         Warrant Agreement and Warrant